                                                                     EXHIBIT 2.6

                        FIFTH AMENDMENT TO REAL ESTATE
                          PURCHASE AND SALE AGREEMENT

     This Fifth Amendment to Real Estate Purchase and Sale Agreement ("Fifth Amendment") is made and entered into as of 3:30 PM EDT, October 5, 1998 by and between Glendale Centre, LLC, an Indiana limited liability company ("Purchaser"), and Indianapolis Mall Associates, an Indiana general partnership ("Seller") and WITNESSES THAT:

     WHEREAS, Seller and Purchaser have entered into that certain Real Estate Purchase and Sale Agreement dated February 25, 1998, as amended by that certain First Amendment to Real Estate Purchase and Sale Agreement dated June 24, 1998, by a Second Amendment to Real Estate Purchase and Sale Agreement dated as of July 25, 1998, by a Third Amendment to Real Estate Purchase and Sale Agreement dated as of July 31, 1998 and by a Fourth Amendment to Real Estate Purchase and Sale Agreement dated as of August 7, 1998 (collectively, the "Original Agreement"), pursuant to which Seller agreed to sell and Purchaser agreed to purchase certain Property, as defined in the Original Agreement, pursuant and subject to the terms of the Original Agreement; and

     WHEREAS, Purchaser and Seller are each desirous of extending the "Review Period" as defined in Section 5.5 of the Original Agreement, and making other modifications as set forth below;

     NOW, THEREFORE, in consideration of the premises and respective undertakings of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

     1. The Review Period is hereby extended through and including October 20, 1998.

     2. In the event that Purchaser has not delivered a Termination Statement on or before October 20, 1998, One Hundred Thousand Dollars ($100,000) of the Earnest Money will be non-refundable; provided, however, that in the event Purchaser does not close on the Property as a result of a breach of the Agreement by Seller or a result of Seller's failure to satisfy any condition of closing as set forth in the Agreement, all of the Earnest Money shall be refunded to Purchaser.

     3. Seller and Purchaser hereby acknowledge (a) that Purchaser is currently negotiating a ten year extension to the May Company lease, subject to certain terms and conditions as may be required by Purchaser and the May Company (the "Lease Extension"), and (b) that the Lease Extension shall not be enforceable against Seller in the event the sale of the Property to Purchaser fails to occur. In the event that Lease Extension has not been fully executed within sixty (60) days after the expiration of the Review Period, an additional One Hundred Thousand Dollars ($100,000) of the Earnest Money will be non-refundable; provided, however, that in the event Purchaser does not close on the Property as a result of a breach of the Agreement by Seller or a result of Seller's failure to satisfy any condition of closing as set forth in the Agreement, all of the Earnest Money shall be refunded to Purchaser. Upon the execution of the Lease Extension by May Company and Purchaser, which execution shall take place not later than ninety (90) days after expiration of the Review Period (the "90-Day Period"), all of the Earnest Money will be non-refundable; provided, however, that in the event Purchaser does not close on the Property as a result of a breach of the Agreement by Seller or a result of Seller's failure to satisfy any condition of closing as set forth in the Agreement, all of the Earnest Money shall be refunded to Purchaser. At any time prior to the earlier of (a) expiration of the 90-Day Period, or (b) the full execution of the Lease Extension, Purchaser may notify Seller that Purchaser believes, in its sole discretion, that a Lease Extension mutually agreeable to Purchaser and May Company will not be competed in a timely manner and that Purchaser elects to terminate the Agreement. Upon the receipt of such notice or if Purchaser fails to notify Seller that the Lease Extension has not been fully executed by the expiration of the 90-Day Period, Seller will direct the Title Company to release to Purchaser the remaining $300,000 of Earnest Money, and the Agreement will terminate, subject to the continuing obligations, if any, expressly set forth therein, and the Agreement will terminate, subject to the continuing obligations, if any, expressly set forth therein; provided, however, that if Purchaser's notice is provided to Seller on or before a date sixty (60) days after the Review Period expires, Seller will direct the Title Company to release to Purchaser the remaining $400,000 of Earnest Money.

     4. Notwithstanding any expiration of the Review Period, Purchaser shall continue to have the ability and right to inspect the Property as provided for in the Agreement, subject to the limitations and obligations set forth therein.

     5. The Closing Date, as defined in Section 4.1 of the Agreement shall be extended to a date not later than forty-five (45) days after the execution of the Lease Extension by May Company and Purchaser.

     6. Except as modified herein, all of the terms and provisions of the Original Agreement shall remain in full force and effect and shall not be limited, revised or modified hereby. To the extent that any terms or provisions of the

          Original Agreement are contrary to or contradict the terms or provisions set forth herein, the terms and provisions set forth herein shall govern. All terms in this Fifth Amendment with initial capitals except as specifically set forth herein shall have the same meaning as that used in the Original Agreement.

     IN WITNESS WHEREOF, Seller and Purchaser have executed the Fifth Amendment to Real Estate Purchase and Sale Agreement as of the date first written above.


                              GLENDALE CENTRE, LLC,
                              an Indiana limited liability company


                              By: /s/ ?
                                 -------------------------------------
                              Printed Name: /s/ ?
                                           ---------------------------
                              Its: Member
                                  ------------------------------------

                              INDIANAPOLIS MALL ASSOCIATES,
                              an Indiana general partnership

                              By:  First Capital Income Properties, Ltd. -
                                   Series IX, a Florida limited
                                   partnership, partner

                                   By:  First Capital Financial Corporation,
                                        a Florida corporation, general
                                        partner

                                        By: /s/ Donald J. Liebentritt
                                           -------------------------------------
                                        Printed Name: /s/ Donald J. Liebentritt
                                                     ---------------------------
                                        Title: Vice President
                                               ---------------------------------

                              By:  First Capital Income Properties, Ltd. -
                                   Series X, a Florida limited
                                   partnership, partner

                                   By:  First Capital Financial Corporation,
                                        a Florida corporation, general
                                        partner

                                        By: /s/ Donald J. Liebentritt
                                           -------------------------------------
                                        Printed Name: /s/ Donald J. Liebentritt
                                                     ---------------------------
                                        Title: Vice President
                                               ---------------------------------

                                      -3-